UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2005

GuruNet Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-32255	98-0202855
(Commission File Number)	(IRS Employer Identification No.)

Jerusalem Technology Park
Building 98
Jerusalem, Israel 91481
(Address of Principal Executive Offices)

+972-2-649-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

The following information, including Exhibit 99.1 attached hereto, is being furnished pursuant to this Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On May 10, 2005, GuruNet Corporation, a Delaware corporation (“GuruNet”), issued a press release discussing its financial results for its first quarter of 2005. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 10, 2005, Michael Eisenberg - a director of GuruNet - voluntarily resigned from the Board of Directors of GuruNet (“Board”) for personal reasons. Following his resignation, Mr. Eisenberg also departs from GuruNet’s Compensation Committee, which remains comprised of two Board members.

In connection with Mr. Eisenberg's departure, the Board voted unanimously to accelerate the vesting of options to purchase 7,100 shares of GuruNet's common stock held by Mr. Eisenberg, representing approximately 25% of the options previously granted to him by the Board (which were originally scheduled to vest on June 23, 2005, the first anniversary of the date of grant), so that such options would become fully vested on May 10, 2005 and immediately exercisable.

On May 10, 2005, the Board, pursuant to its unanimous written consent, elected Larry Kramer a director of GuruNet to serve until the next annual meeting of the stockholders of GuruNet and/or until his successor has been duly elected and qualified.

A copy of the press release covering the foregoing changes in the Board’s composition is attached hereto as Exhibit 99.2

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated May 10, 2005.
99.2	Press Release dated May 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GURUNET CORPORATION

By:	/s/ Steven Steinberg
Steven Steinberg
Chief Financial Officer

Dated: May 10, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 10, 2005.
99.2	Press Release dated May 10, 2005.